Exhibit 5.1
May 28, 2020
Diversified Healthcare Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Ladies and Gentlemen:
In connection with the Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3, File No. 333-225831 (as amended by the Amendment, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), of Diversified Healthcare Trust, a Maryland real estate investment trust (the “Company”), proposed to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, you have requested our opinions set forth below.
You have provided us with a copy of the Registration Statement, which relates to an indeterminate amount of (i) debt securities of the Company (the “Debt Securities”), which may be guaranteed by certain present and future wholly owned domestic subsidiaries of the Company (the “Guarantors” and such guarantees, the “Guarantees”), (ii) common shares of beneficial interest, $.01 par value per share, of the Company (the “Common Shares”), (iii) preferred shares of beneficial interest of the Company (the “Preferred Shares”), (iv) depositary shares representing fractional interests in Preferred Shares (“Depositary Shares”) evidenced by depositary receipts therefor (“Depositary Receipts”), and (v) warrants to purchase from or sell to the Company, or to receive from the Company the cash value of the right to purchase or sell, one or more classes of securities registered under the Registration Statement (the “Warrants” and, together with the Debt Securities, the Guarantees, the Common Shares, the Preferred Shares and the Depositary Shares, the “Registered Securities”), in each case which may be offered from time to time by the Company, the Guarantors (with respect to the Guarantees) and/or security holders of the Company, as set forth in the final prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more final supplements to the Prospectus (each, a “Prospectus Supplement”). As described in the Registration Statement and the Prospectus, Registered Securities may be offered in combination with other Registered Securities. As described in the Prospectus, (i) the Debt Securities and, if applicable, the Guarantees will be issued in one or more series pursuant to the indenture filed as Exhibit 4.7 to the Registration Statement (the “Existing Indenture”), or one or more of the indentures substantially in the form of Exhibit 4.8, Exhibit 4.9 or Exhibit 4.10 to the Registration Statement (each a “Form Indenture,” and together with the Existing Indenture, the “Indentures”), between the Company and the trustee party thereto (each, a “Trustee”); (ii) the Depositary Shares will be issued in one or more series pursuant to one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the depositary party thereto (each, a “Depositary”); and (iii) the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”). Each Indenture, Depositary Agreement and Warrant Agreement and each underwriting agreement and other agreement or instrument, if any, that are hereafter required to be filed as an exhibit to the Registration Statement by an amendment thereto or by the filing of a Form 10-K, Form 10-Q or Form 8-K by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, in connection with offerings of Debt Securities, Guarantees, Depositary Shares or Warrants are referred to herein as “Related Documents”.

Diversified Healthcare Trust
May 28, 2020

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus, the Indentures and originals or copies of such records, agreements and instruments of the Company and the Guarantors, certificates of public officials and of officers of the Company and the Guarantors and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions expressed herein. In rendering such opinions, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies. As to any facts material to the opinions expressed herein, we have relied without independent verification upon certificates of public officials, upon statements of officers or other representatives of the Company and the Guarantors and statements of fact contained in documents we have examined.
For purposes of the opinions expressed herein, we have assumed that: (i) the Company and each Guarantor is an entity duly formed and validly existing and in good standing under the laws of its jurisdiction of formation, (ii) the Company and, if applicable, the Guarantors have the requisite organizational and legal power and authority to issue and offer the Registered Securities to be issued or offered by it and enter into and perform its obligations under the Related Documents to which it is or will be a party, and the issuance of the Registered Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents, and the execution and delivery of the Related Documents to which the Company and, if applicable, the Guarantors is or will be a party by the Company and, if applicable, the Guarantors, will be duly authorized and approved on behalf of the Company and the Guarantors (such approvals referred to herein as the “Entity Proceedings”), (iii) the Entity Proceedings, the issuance of the Registered Securities and the terms and conditions of Related Documents will be (A) in accordance with all applicable laws and the Company’s and, if applicable, the Guarantors’ declaration of trust and bylaws or comparable organizational documents, and (B) not in conflict with any contractual or other requirements or restrictions, including without limitation those that may be imposed by any court or governmental body having jurisdiction over the Company or, if applicable, the Guarantors that are binding on the Company or the Guarantors, as applicable, (iv) each Trustee, Depositary and Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite organizational and legal power and authority to enter into and perform its obligations under the Related Documents to which it is a party, (v) the laws of the State of New York will be chosen to govern any Indenture, any Depositary Agreement, Depositary Shares and Depositary Receipts and any Warrant Agreement and Warrants, and that such choice is and will be legally valid and binding, (vi) when executed and delivered by the parties thereto, the Related Documents will be the valid and binding obligations of the parties thereto, other than the Company and, if applicable, the Guarantors, enforceable in accordance with their terms, and (vii) except in the case of the Form Indentures, each Related Document will be properly filed by an amendment to the Registration Statement or by the filing of a Form 10-K, Form 10-Q or Form 8-K by the Company under the Exchange Act, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder.
We express no opinion herein as to any laws other than the laws of the State of New York, the Limited Liability Company Act of the State of Delaware (the “Delaware LLC Act”), the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the federal laws of the United States. In connection with our opinions herein relating to the Delaware LLC Act and the Delaware LP Act, we call to your attention that such opinions are based solely upon our examination of the Delaware LLC Act and the Delaware LP Act as currently in effect (without regard to judicial interpretations thereof or rules or regulations promulgated thereunder). We are not admitted to practice law in the State of Delaware, and we expressly disclaim any opinions regarding Delaware contract law or general Delaware law that may be incorporated expressly or by operation of law into the Delaware LLC Act or the Delaware LP Act or into any limited liability company operating agreement, limited partnership agreement or other document entered into pursuant thereto. Insofar as this opinion letter involves matters of Maryland law and/or Indiana law, we have, with your permission, relied solely on the opinions of Venable LLP and Taft Stettinius & Hollister LLP, each dated [•], 2020, copies of which we understand you are filing as Exhibits 5.2 and 5.3, respectively, to the Registration Statement, and with respect to matters involving Maryland and Indiana law our opinion is subject to the exceptions, qualifications and limitations set forth in such opinions.

Diversified Healthcare Trust
May 28, 2020

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.
Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:
(1)   Each series of Debt Securities and the Guarantees, if any, will be valid and binding obligations of the Company and the Guarantors, as applicable, enforceable in accordance with their terms, when (i) the Registration Statement shall have become effective under the Securities Act and an appropriate Prospectus Supplement with respect to the Debt Securities and the Guarantees, if any, shall have been prepared and filed with the Commission, (ii) the applicable Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Form T-1 shall have been filed with the Commission and become effective under the TIA with respect to the trustee executing the applicable Indenture or any related supplemental indenture, (iii) all Entity Proceedings relating to such series of Debt Securities, the Guarantees, if any, and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iv) the applicable Indenture (and any related supplemental indenture) shall have been duly executed and delivered by the Company and, if applicable, the Guarantors and the applicable Trustee, and (v) such series of Debt Securities and such Guarantees, if any, shall have been (A) duly executed by the Company and the Guarantors, if any, authenticated by the Trustee as provided in the applicable Indenture and Entity Proceedings and issued by the Company and the Guarantors, if any, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, Indenture and Entity Proceedings and, if applicable, the Registered Securities and Related Documents in respect of which such Debt Securities and Guarantees, if any, are being issued upon conversion, exchange or exercise.
(2)   Each series of Depositary Shares will be validly issued, and the related Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Depositary Agreement, when (i) the Registration Statement shall have become effective under the Securities Act and an appropriate Prospectus Supplement with respect to the Depositary Shares and related Depositary Receipts shall have been prepared and filed with the Commission, (ii) all Entity Proceedings relating to such series of Depositary Shares and the underlying Preferred Shares and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Depositary Agreement shall have been duly executed and delivered by the Company and the applicable Depositary, (iv) the underlying Preferred Shares shall have been validly issued and are fully paid and non-assessable and shall have been duly deposited with such Depositary under such Depositary Agreement, and (v) the applicable Depositary Receipts shall have been (A) duly executed by such Depositary as provided in such Depositary Agreement and the applicable Entity Proceedings and issued by such Depositary, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, Depositary Agreement and Entity Proceedings and, if applicable, the Registered Securities and Related Documents in respect of which such Depositary Shares are being issued upon conversion, exchange or exercise.

Diversified Healthcare Trust
May 28, 2020

(3)    Each series of Warrants will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, when (i) the Registration Statement shall have become effective under the Securities Act and an appropriate Prospectus Supplement with respect to the Warrants shall have been prepared and filed with the Commission, (ii) all Entity Proceedings relating to such series of Warrants and the Registered Securities which are issuable upon exercise thereof and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Warrant Agreement shall have been duly executed and delivered by the Company and the applicable Warrant Agent, and (iv) such Warrants shall have been (A) duly executed by the Company, authenticated by the Warrant Agent as provided in the applicable Warrant Agreement and the applicable Entity Proceedings and issued by the Company, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the
Registration Statement, the Prospectus, the applicable Prospectus Supplement, Warrant Agreement and Entity Proceedings and, if applicable, the Registered Securities and Related Documents in respect of which such Warrants are being issued upon conversion, exchange or exercise.
The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).
This opinion is rendered to you in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Sullivan & Worcester LLP
SULLIVAN & WORCESTER LLP